                                                                    Exhibit 4(h)

                  SERIES E PERMANENT GLOBAL FLOATING RATE NOTE

BEARER                   McDONALD'S CORPORATION BEARER          PRINCIPAL AMOUNT
No.                          PERMANENT GLOBAL NOTE
                                (Floating Rate)
                                  representing
                          MEDIUM-TERM NOTES, SERIES E

                Due From 184 Days to 60 Years from Date of Issue

          THIS SECURITY IS A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR INDIVIDUAL BEARER NOTES, WITH COUPONS, IF ANY, IN THE DENOMINATION OF U.S.$25,000 OR ANY LARGER AMOUNT THAT IS AN INTEGRAL MULTIPLE OF U.S.$5,000 (OR SUCH OTHER DENOMINATIONS AS ARE SPECIFIED BELOW). THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR INDIVIDUAL BEARER NOTES ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL BEARER NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED TO UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                                         Original Issue Date:

Initial Interest Rate:                               Stated Maturity:


Specified Currency:
   (Applicable only if other than U.S. dollars)

   Authorized Denominations:
     (Applicable only if other than U.S.$25,000 and increments of U.S.$5,000 or if Specified Currency is other than U.S. dollars)

Base Rate:   [_] CD Rate  [_] Commercial Paper  [_] CMT Rate
             [_] Federal Funds Rate   [_] LIBOR
             [_] Treasury Rate  [_] Prime Rate  [_] Other (see attached)
If Base Rate is CMT Rate, specify Designated CMT Telerate Page:


If Base Rate is LIBOR, specify:
   LIBOR Reuters:
   Designated LIBOR Page:
   LIBOR Telerate:

Interest Reset Period:           Index Currency:          Index Maturity:
Interest Reset Dates:
(Applicable only if other than as
 described on the reverse hereof)


Interest Payment Dates:


Interest Accrual:
(Applicable only if other than as
 described on the reverse hereof)


Spread Multiplier:                                 Spread (+/-):

Maximum Interest Rate:                             Minimum Interest Rate:

Optional Redemption:   [_] Yes  [_] No

   Optional Redemption Dates:

   Redemption Prices:

   [_] The Redemption Price shall initially be    % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the
       initial Redemption Date by    % of the principal amount to be redeemed
       until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

   [_] Other:

Sinking Fund:   [_] Yes  [_] No        Amortizing Note:    [_] Yes  [_] No

   Sinking Fund Dates:                        Amortization Schedule:

   Sinking Fund Amounts:

Optional Repayment:   [_] Yes  [_] No  Original Issue Discount Note:

   Optional Repayment Dates:                 Total Amount of OID:

   Optional Repayment Prices:                Yield to Stated Maturity:

                                             Initial Accural Period OID:

Calculation Agent (if other than Principal Paying Agent):

            McDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender hereof the principal amount endorsed on the Schedule of Issuances, Exchanges and Aggregate Principal Amount hereto on the Stated Maturity shown above and to pay accrued interest on said principal amount at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined as described on the reverse hereof, until said principal amount is paid or duly provided for in accordance with the terms hereof. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago or
       (c) if the Specified Currency for this Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg); (ii) if the Specified Currency for this Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made) and (iii) if this Note is a LIBOR Note, a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined on the face hereof) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

            This Note is exchangeable in whole or from time to time in part without charge for individual Bearer Notes, with appropriate Coupons attached, if any, in the denomination of U.S.$25,000 or any larger amount that is an integral multiple of U.S.$5,000 (or such other denominations as are specified above), upon 30 days' notice to the Trustee given through either Euroclear or Cedel. Upon any exchange of any portion of this Note for individual Bearer Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Trustee in the Schedule of Issuances, Exchanges and Aggregate Principal Amount hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

            Except as otherwise provided herein or in the Indenture, until exchanged in full for individual Bearer Notes, this Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Company shall be subject to the same restrictions as those contained on the individual Bearer Notes and in the Indenture.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

            This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by First Fidelity Bank, National Association, or its successor, as Trustee.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.


       Dated:
                                 McDONALD'S CORPORATION


                                 By_____________________________________
                                 Vice President and Treasurer
         [seal]


                                 Attest________________________________
                                 [Assistant] Secretary


                         CERTIFICATE OF AUTHENTICATION

          This is one of the Notes issued under the within-mentioned Indenture.

                                FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                   as Trustee

                                MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, LONDON OFFICE,
                                   as Authenticating Agent


                                By__________________________________
                                   Authorized Signatory

                             McDONALD'S CORPORATION

                           MEDIUM-TERM NOTE, SERIES E

                                (FLOATING RATE)


       General
       -------

            This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture dated as of March 1, 1987 (the "Indenture") between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, dues and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of a series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to U.S.$584,662,000 or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in currencies other than U.S. dollars will be determined by an agent designated by the Company, which initially shall be Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York (the "Paying Agent"), on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable trade dates; provided, however, that in the case of
                                      --------  -------
       ECU, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereof) as published in the Official Journal of the European Communities, or any successor publication, on the applicable trade dates.

            "Maturity," when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

            The authorized denominations of Bearer Notes denominated in U.S. dollars will be U.S.$25,000 and any larger amount that is an integral multiple of U.S.$5,000, unless otherwise specified on the face hereof. The authorized denominations of Bearer Notes denominated in currencies other than U.S. dollars will be as set forth on the respective faces thereof.

            If so specified on the face hereof, this Note will be redeemable at the option of the Company in whole or from time to time in part, on the dates designated as the Optional Redemption Dates on the face hereof, upon the Company's giving the Trustee and the Principal Paying Agent at least 45 days' notice, at the Redemption Price determined as provided on the face hereof. Notice of any such redemption will be given to record Holders of Notes, as set forth below, upon at least 30 but not more than 60 days prior to any Optional Redemption Date. Unless otherwise specifed on the face hereof, the Bearer Notes will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

               If the Company has or will become obligated to pay additional amounts on the Bearer Notes as described below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is enacted or becomes effective (regardless of when announced) on or after Original Issue Date and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Bearer Notes in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice as set forth below, which notice shall be irrevocable, calculated without premium, at 100% of their principal amount, plus accrued interest to the redemption date; provided,
                                                                       --------
       however, that if this Note is an Original Issue Discount Note, the
       -------
       redemption price hereof shall be limited to the sum of (i) the aggregate principal amount hereof multiplied by the Issue Price hereof (expressed as a percentage of the aggregate principal amount) and (ii) the original issue discount accrued hereon from the Original Issue Date to the date fixed for redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of notice or redemption). No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Bearer Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of counsel to the effect that the

       Company has or will become obligated to pay such additional amounts as a result of such change or amendment.

            If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Principal Paying Agent (as specified below) must receive the Note at least 30 but not more than 45 days prior to an Optional Repayment Date. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder hereof for less than the entire principal amount hereof, provided that the principal amount of the Note remaining
               --------
       outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued to the Holder of this Note.

       Payment of Additional Amounts
       -----------------------------

            The Company will, subject to the exceptions and limitations set forth below, pay such additional amounts to the Holder of this Note that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on this Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein) upon or as a result of such payment, will not be less than the amount provided in this Note to be then due and payable. However, the Company will not be required to make any such payment of additional interest to such Holder for or on account of:

            (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

            (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

            (c) any tax, assessment or other governmental charge imposed by reason of the presentation by the Holder of this Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurrs later;

            (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on this Note;

            (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal or interest on this Note, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

            (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with any applicable certification, identification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

            (g) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as (i) a controlled foreign corporation that is related to the Company through stock ownership or (ii) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

            (h)  any combination of items (a), (b), (c), (d), (e), (f) or (g);

       nor shall such additional amounts be paid with respect to a payment on this Note to a United States Alien that is a fiduciary or partnership or other than the sole beneficial owner of this Note or such Coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

            The term "United States Alien" means any person that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

            Except as set forth below, the principal hereof and any premium and interest hereon will be paid by the Company (unless otherwise specified above) in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). Payments of principal shall be made only against presentation and surrender of this Note, subject to any applicable laws or regulations, at the specified offices outside the United States of the Paying Agents listed below, and interest payable in respect of an Interest Payment Date will be paid to each of Euroclear and Cedel with respect to that portion of this Note held for its account. No payment in respect of this Note will be made upon presentation of this Note at any office or agency of the Trustee or any other paying agency maintained by the Company in the United States, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States.

            The Company has initially appointed as its Paying Agents for Bearer Notes of this Series the offices listed below:

                            Principal Paying Agent:

                             Morgan Guaranty Trust
                              Company of New York
                             60 Victoria Embankment
                                London EC4Y 0JP

                                 Paying Agent:

                       Banque Generale du Luxembourg S.A.
                                14 Rue Aldringen
                               L-2951 Luxembourg
                                   Luxembourg

            The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent (which may be the Trustee) in at least one city in Europe, which, so long as Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange shall so require, shall include (or be)

       Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of the Trustee or any Paying Agent will be given to the Holders hereof as described below.

            This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified on the face hereof, and the "Spread Multiplier" is the percentage that may be specified on the face hereof. The face of this Note will designate one or more of the following Base Rates as applicable hereto: (i) the CD Rate (a "CD Rate Note"), (ii) the CMT Rate (a "CMT Rate Note"), (iii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) LIBOR (a "LIBOR Note"),
       (vi) the Treasury Rate (a "Treasury Rate Note"), (vii) the Prime Rate (a "Prime Rate Note") or (viii) such other Base Rate or formula as is set forth on the face hereof. The "Index Maturity" is the period of maturity of the instrument, obligation or index from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

            Unless otherwise specified on the face hereof, the interest payable hereon shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or Maturity, as the case may be. Unless otherwise specified on the face hereof, accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate in effect on such day by 360 if the Base Rate specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the Base Rate specified on the face hereof is the Treasury Rate or the CMT Rate. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest hereon will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

            As specified on the face hereof, the interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note is not a Treasury Rate Note and it resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year specified on the face hereof. If an Interest Reset Date for this Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if this Note is a LIBOR Note and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Notwithstanding the foregoing, the interest rate hereon during any interest period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition to any Maximum Interest Rate that may be applicable hereto, the interest rate hereon during any interest period will in no event be higher than the maximum rate permitted by applicable law as the same may be modified by United States law of general application. This Note will be governed by the law of the State of New York and, under such law, the maximum rate of interest, with certain exceptions, is currently 25% per annum on a simple interest basis.

            Unless otherwise indicated on the face hereof and except as provided below, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of one month of each year specified on the face hereof (each such day being an "Interest Payment Date") and, in each case, at Maturity. If any Interest Payment Date (other than at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day would fall in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

            If the Maturity of this Note falls on a day that is not a Business Day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after Maturity to the date of such payment on the next succeeding Business Day.

            The Company will appoint, and enter into an agreement with, an agent ("Calculation Agent") to calculate interest rates on this Note. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof. Unless otherwise specified on the face hereof, Morgan Guaranty Trust Company of New York shall be the Calculation Agent for this Note. At the request of the Holder hereof, the Calculation Agent will provide to such Holder the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date. In addition, such information will be communicated to the Luxembourg Stock Exchange and will be made available at the offices of the Paying Agent in Luxembourg and at the Luxembourg Stock Exchange.

            Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest hereon shall be the rate determined in accordance with the provisions under the applicable heading below.

       Determination of CD Rate
       ------------------------

            If the Base Rate specified on the face hereof is the CD Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000; provided, however, that if the three dealers selected as aforesaid by the
       --------  -------
       Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the CD Rate in effect on such CD Rate Determination Date, or, if none, the Initial Interest Rate.

            The "Calculation Date" pertaining to any CD Rate Determination Date shall be the earlier of (i) the tenth calendar day after such CD Rate Determination Date or,if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

       Determination of Commercial Paper Rate
       --------------------------------------

            If the Base Rate specified on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bonds are rated "AA" or the equivalent thereof by a nationally recognized statistical rating agency; provided, however,
                                                          --------  -------
       that if the three dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date, or, if none, the Initial Interest Rate.

            "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                  D x 360
       Money Market Yield =  ----------------- x 100
                               360 - (D x M)

       where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

            The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

       Determination of Federal Funds Rate
       -----------------------------------

            If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Federal Funds Rate" for each Interest Rate Period shall be the effective rate on the second Business Day immediately prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the arithmetic mean of the rate, as of 9:00 a.m., New York City time, on the Federal Funds Rate Determination Date for the last transaction of not less than $5,000,000 in overnight federal funds arranged by each of three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent for such Federal Funds Rate Note; provided, however, that if the brokers selected
                                --------  -------
       as aforesaid by the Calculation Agent are not quoting as set forth above, the "Federal Funds Rate" for such Interest Reset Period will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date, or, if none, the Initial Interest Rate.

            The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

       Determination of LIBOR
       ----------------------

            If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. If LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars the method for determining such rate will be specified on the face hereof.
       If LIBOR is indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent as follows:

                       (i) On the second London Business Day prior to the
               Interest Reset Date for such Interest Reset Period (a "LIBOR Interest Determination Date"), the Calculation Agent will determine (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified on the face hereof as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                       (ii) With respect to a LIBOR Note and an Interest Reset
               Period to which this clause (ii) applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so
                                         --------  -------
               selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

              "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

              "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

              "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Italian lire and ECU, the Principal Financial Center shall be The City of New York, Milan and Luxembourg, respectively.

       Determination of Treasury Rate
       ------------------------------

          If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis)
       of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers
                                     --------  -------
       selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the Treasury Rate in effect on such Treasury Rate Determination Date, or, if none, the Initial Interest Rate.

              The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

              The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Treasury Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

       Determination of Prime Rate
       ---------------------------

              If the Base Rate specified on the face hereof is the Prime Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

              The "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate published in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9 a.m., New York City time, on the Calculation Date (as defined below), then the "Prime Rate" for such Interest Reset Period shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the "Prime Rate" will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not
              --------  -------
       quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Period will be the Prime Rate in effect on such Prime Rate Determination Date, or, if none, the Initial Interest Rate. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

              The "Calculation Date" pertaining to a Prime Rate Determination Date will be the earlier of (i) the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

       Determination of CMT Rate
       -------------------------

              If the Base Rate specified on the face hereof is the CMT Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

              Unless otherwise specified herein, the "CMT Rate" for each Interest Reset Period will be determined by the Calculation Agent and shall be the rate (i) in the case where the Designated CMT Telerate Page (as defined below) is 7055, as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CMT Determination Date") or (ii) in the case where the Designated CMT Telerate Page is 7052, for the week or the month, as specified on the face hereof, ended immediately preceding the week in which the CMT Determination Date occurs, in either case, for the Index Maturity as displayed on the Designated CMT Telerate page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M." If such rate is no longer displayed on the relevant page, or if not dispalyed by 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified on the face hereof as published in the relevant H.15(519) opposite the caption "U.S. Government Securities, Treasury Constant Maturities". If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified on the face hereof (or other United States Treasury rate for such Index Maturity) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for the Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the higher quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity specified on the face hereof and a remaining term to maturity of not less than such Index Maturity minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the "CMT Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity specified on the face hereof and a remaining term to maturity closest to the Index Maturity specified on the face hereof and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference
                           --------  -------
       Dealers selected by the Calculation Agent are quoting as described herein, the "CMT Rate" will be the CMT Rate in effect on such CMT Determination Date, or, if none, the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Index Maturity specified on the face hereof, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

              "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

              The "Calculation Date" pertaining to any CMT Determination Date shall be the earlier of (i) the tenth calendar day after such CMT Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

       Payment in Currencies other than the Specified Currency
       -------------------------------------------------------

              Except as set forth below with respect to payments in ECU, if payment in respect of this Note is required to be made in a specified currency other than U.S. dollars (a "Specified Currency") and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments shall be made in U.S. dollars until such currency is again available to the Company or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. Notwithstanding the foregoing, if a Specified Currency is unavailable to the Company solely because such currency no longer constitutes legal tender because it has been replaced by the ECU or the new single currency of the European Union once monetary union takes effect pursuant to Article 109l of the Treaty establishing the European Community, the amounts so payable in respect of such Note shall, beginning with the date such replacement becomes effective, be made in the relevant new single currency of the European Union; the amounts so payable on any date shall be converted into such single currency on the basis of the conversion officially in effect in the European Union on the effective date of such replacement.

              If payment in respect of this Note is required to be made in ECU and the ECU are not then used in the European Monetary System (the "EMS"), then the Trustee shall, without liability on its part, choose a component currency (the "Payment Currency") of the ECU in which all payments in respect hereof shall be made until the ECU are again so used. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth Luxembourg business day prior to the date on which such payment is due. Notice of the Payment Currency selected by the Trustee shall be given as described below. Any payment made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture.

              Notwithstanding the foregoing, on the first Luxembourg business day on which the ECU are no longer used in the EMS, the Trustee shall, without liability on its part, choose a Payment Currency in which all payments with respect to Bearer Notes and Coupons denominated in ECU having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first Luxembourg business day. Any payment made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture.

              The equivalent of the ECU in the relevant Payment Currency as of any date (the "Day of Valuation") shall be determined by the Luxembourg Stock Exchange on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU when the ECU was most recently used in the EMS or for the settlement of transactions by public institutions of or within the European Community. The equivalent of the ECU in the Payment Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalents of the Components in the Payment Currency as set forth below, calculating the equivalent in the Payment Currency of such aggregate amount in U.S. dollars.

              The U.S. dollar equivalent of each of the Components shall be determined by the Luxembourg Stock Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by the Trustee (with the approval of the Company), in the country of issue of the Component in question.

              If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

              If no direct quotations are available for a Component on a Day of Valuation from any of the banks selected by the Trustee (with the approval of the Company) for this purpose, because foreign exchange markets are closed in the country of issue of that Component, or for any other reason, in computing the U.S. dollar equivalent of such Component the Luxembourg Stock Exchange shall (except as provided below) use the most recent direct quotations for such Component obtained by it, provided
                                                                        --------
       that such most recent quotations may be used only if they were prevailing in the country of issue not more than two Luxembourg business days before such Day of Valuation. Beyond such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by the Trustee (with the approval of the Company), in a country other than the country of issue of such Component. Notwithstanding the foregoing, within such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Trustee and the Company judge that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

              All determinations referred to above made by the Trustee or the Luxembourg Stock Exchange shall be at their respective sole discretion (except to the extent expressly provided herein that any determination made by the Trustee is subject to the approval of the Company) and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of the Bearer Notes and any Coupons, and the Trustee shall have no liability therefor.

              If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

              If this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of this Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

              As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for up to a like aggregate principal amount of Bearer Notes of different authorized denominations, as requested by the Person surrendering the same.

              No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Replacement of Permanent Global Notes
       -------------------------------------

              In case this Note shall at any time become mutilated, destroyed, stolen or lost, it may be replaced at the specified office of the Principal Paying Agent in London; or, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence thereof and indemnity as the Company or the Trustee may reasonably require.
       Mutilated or defaced Bearer Notes must be surrendered before replacements will be issued.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders hereof and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

              Holders of Debt Securities of this series may not enforce their rights pursuant to the Indenture or such Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              The Company may, without the consent of the Holders of the Notes, consolidate with, merge into, or transfer substantially all of its assets to, a corporation that is a U.S. Person, provided that the successor corporation assumes all obligations of the Company under the Notes and certain other conditions are met.

              Except as provided above, the obligation to pay the principal hereof (and premium, if any) and interest hereon in the designated currency of payment is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Note shall be given in such currency. The obligation of the Company to make such payments in the designated currency of payment shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the designated currency of payment that the Holder of this Note may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) on the business day in the country of issue of the designated currency of payment or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment. If the amount in the designated currency of payment that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the designated currency of payment as may be necessary to compensate for any such shortfall.

              All notices to Holders of this Note will be deemed to have been duly given if published on two Business Days in a leading London daily newspaper (which is expected to be the Financial Times) and, so long as
                                              ---------------
       the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in Luxembourg in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notices shall be deemed to have been given on
       ----------------
       the date of the first such publication.

              This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

              All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        SCHEDULE OF ISSUANCES, EXCHANGES AND AGGREGATE PRINCIPAL AMOUNT

          The following issuances and exchanges of a part of this Note have been made, and the aggregate principal amount of Bearer Notes represented by this Note at any time is as shown in the last entry of Column III hereof unless one or more entries have been made in Column IV hereof reflecting exchanges for individual Bearer Notes, in which event such aggregate principal amount is as shown in the last entry of Column V hereof.

    I.          II.         III.         IV.          V.             VI.

                                                                   Notation
                                       Principal                   made
                                       Amount       Aggregate      on behalf
                          Aggregate    Exchanged    Principal      of the
Settlement   Principal    Principal    for Indivi-  Amount         Principal
Date of Date Amount       Amount       dual Bearer  Remaining      Paying
of Exchange  Issued       Issued       Notes        After Exchange Agent
- - ------------ ------------ ------------ ------------ -------------- --------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

- - ------------ ------------ ------------ ------------ ------------   ----------

                         SCHEDULE OF INTEREST PAYMENTS
                         -----------------------------

                   The following payments of interest in respect of this
                Note have been made.



                                                    Notation made
                 Date of                            on behalf of
                 Interest          Interest         the Principal
                 Payment           Paid             Paying Agent
                 --------          --------         -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------

                 ---------         ---------        -------------